SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
Jacobs Solutions Inc. (Name of Registrant as Specified In Its Charter) N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! JACOBS SOLUTIONS INC. 2024 Annual Meeting Vote by January 23, 2024 11:59 PM ET. For shares held in a Plan, vote by January 19, 2024 11:59 PM ET. Jacobs JACOBS SOLUTIONS INC. 1999 BRYAN STREET SUITE 3500 DALLAS, TX 75201 V26840-P00904 You invested in JACOBS SOLUTIONS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on January 24, 2024. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person or Virtually at the Meeting* January 24, 2024 9:00 AM CST In person at: 1999 Bryan Street, First Floor Dallas, Texas 75201 Virtually at: www.virtualshareholdermeeting.com/J2024 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com

# THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | Board Recommends |
|---|---|
| 1. Election of Directors | |
| **Nominees:** | |
| 1a. Steven J. Demetriou | For |
| 1b. Christopher M.T. Thompson | For |
| 1c. Priya Abani | For |
| 1d. General Vincent K. Brooks | For |
| 1e. General Ralph E. Eberhart | For |
| 1f. Manny Fernandez | For |
| 1g. Georgette D. Kiser | For |
| 1h. Barbara L. Loughran | For |
| 1i. Robert A. McNamara | For |
| 1j. Louis V. Pinkham | For |
| 1k. Robert V. Pragada | For |
| 1l. Peter J. Robertson | For |
| 1m. Julie A. Sloat | For |
| 2. Advisory vote to approve the Company's executive compensation. | For |
| 3. To approve the amendment of the Company's Amended and Restated Certificate of Incorporation to provide for senior officer exculpation. | For |
| 4. To approve the amendment of Jacobs Engineering Group Inc.'s Amended and Restated Certificate of Incorporation to remove the pass-through voting provision. | For |
| 5. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. | For |
| 6. Shareholder Proposal – Simple Majority Vote. | Against |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V26841-P00904